                                                                     EXHIBIT 3.6

================================================================================

                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                         TEEKAY OFFSHORE OPERATING L.P.

                       DATED: AS OF ____________ __, 2006

================================================================================

                              AMENDED AND RESTATED
                                  AGREEMENT OF
                               LIMITED PARTNERSHIP
                                       OF
                         TEEKAY OFFSHORE OPERATING L.P.

     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF TEEKAY OFFSHORE OPERATING L.P., dated as of ___________ __, 2006, is entered into and executed by TEEKAY OFFSHORE OPERATING GP L.L.C., a Marshall Islands limited liability company, as General Partner, and TEEKAY SHIPPING CORPORATION, a Marshall Islands corporation, and TEEKAY OFFSHORE PARTNERS L.P., a Marshall Islands limited partnership, as Limited Partners.

                                    RECITALS

     WHEREAS, the Partnership was formed on September 25, 2006 pursuant to the Act, subject to an Agreement of Limited Partnership dated as of September 25, 2006 entered into by Teekay Shipping Corporation as limited partner and the General Partner as general partner.

     WHEREAS, Teekay Shipping Corporation has transferred portions of its limited partner interest in the Partnership to Teekay Offshore Partners L.P. and Teekay Offshore GP L.L.C. and its interest in the General Partner to Teekay Offshore Partners L.P., and Teekay Offshore GP L.L.C. has transferred its interest in the Partnership to Teekay Offshore Partners L.P.

     WHEREAS, the General Partner and Limited Partners now desire to amend and restate the Agreement of Limited Partnership in its entirety upon the terms and conditions stated below.

     NOW, THEREFORE, the Agreement of Limited Partnership is hereby amended and restated in its entirety as follows:

                                   ARTICLE I

                                  DEFINITIONS

     The following definitions shall for all purposes, unless otherwise clearly indicated to the contrary, apply to the terms used in this Agreement.

     "Act" means the Marshall Islands Limited Partnership Act, as amended from time to time, and any successor to such act.


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                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP

     "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreement" means this Amended and Restated Agreement of Limited Partnership of Teekay Offshore Operating L.P., as it may be amended, supplemented or restated from time to time. This Agreement shall constitute a "partnership agreement" as such term is defined in the Act.

     "Certificate of Limited Partnership" means the Certificate of Limited Partnership filed with the Registrar of Corporations of the Republic of the Marshall Islands as described in the first sentence of Section 2.5, as amended or restated from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

     "General Partner" means Teekay Offshore Operating GP L.L.C., a Marshall Islands limited liability company, in its capacity as the general partner of the Partnership, and any successor to Teekay Offshore Operating GP L.L.C., as the general partner of the Partnership.

     "Indemnitee" means (a) the General Partner, (b) any former General Partner,
(c) any Person who is or was an Affiliate of the General Partner or any former General Partner, (d) any Person who is or was a member, partner, director, officer, fiduciary or trustee of any Person which any of the preceding clauses of this definition describes, (e) any Person who is or was serving at the request of the General Partner or any former General Partner or any Affiliate of the General Partner or any former General Partner as an officer, director, member, partner, fiduciary or trustee of another Person, (provided, however, that that Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services), and (f)


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                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP
any other Person the General Partner designates as an "Indemnitee" for purposes of this Agreement.

     "Limited Partner" means the Persons listed as Limited Partners on Schedule I, as it may be updated, amended, supplemented or restated from time to time by the General Partner, and any other limited partner admitted to the Partnership from time to time following the date of this Agreement.

     "Partner" means the General Partner or any Limited Partner.

     "Partnership" means Teekay Offshore Operating L.P., a Marshall Islands limited partnership.

     "Percentage Interest" means, with respect to any Partner, the percentage set forth on Schedule I next to such Partner's name under the heading "Percentage Interest."

     "Person" or "person" means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

                                   ARTICLE II

                             ORGANIZATIONAL MATTERS

     Section 2.1 Formation. Subject to the provisions of this Agreement, the General Partner and Teekay Shipping Corporation as the initial limited partner formed the Partnership as a limited partnership pursuant to the provisions of the Act. The General Partner and the Limited Partners hereby enter into this Agreement to set forth the rights and obligations of the Partners and certain matters related thereto. Except as otherwise provided herein, the rights and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Act.

     Section 2.2 Name. The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, "Teekay Offshore Operating L.P."


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                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP

     Section 2.3 Principal Office; Registered Office.

     (a) The principal office of the Partnership shall be at Bayside House, Bayside Executive Park, West Bay Street & Blake Road, P.O. Box AP-59212, Nassau, Bahamas, c/o Teekay Shipping Limited, or such other place as the General Partner may from time to time designate. The Partnership may maintain offices at such other places as the General Partner deems advisable.

     (b) Unless and until changed by the General Partner, the address of the Partnership's registered office in the Marshall Islands is Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960, and the name of the Partnership's registered agent for service of process at such address shall be The Trust Company of the Marshall Islands, Inc.

     Section 2.4 Term. The Partnership shall continue in existence until an election by the General Partner to dissolve the Partnership.

     Section 2.5 Organizational Certificate. A Certificate of Limited Partnership of the Partnership has been filed by the General Partner with the Registrar of Corporations of The Marshall Islands as required by the Act. The General Partner shall cause to be filed such other certificates or documents as may be required for the formation, operation and qualification of a limited partnership in the Marshall Islands and any jurisdiction in which the Partnership may elect to do business. The General Partner shall thereafter file any necessary amendments to the Certificate of Limited Partnership and any such other certificates and documents and do all things requisite to the maintenance of the Partnership as a limited partnership (or as a partnership in which the Limited Partners have limited liability) under the laws of the Marshall Islands and any jurisdiction in which the Partnership may elect to do business.

     Section 2.6 Fiscal Year. The fiscal year of the Partnership shall be January 1 to December 31.


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                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP

                                  ARTICLE III

                                    PURPOSE

     The purpose and business of the Partnership shall be to engage in any lawful activity for which limited partnerships may be organized under the Act.

                                   ARTICLE IV

                   CAPITAL CONTRIBUTIONS; PERCENTAGE INTERESTS

     No Partner shall have the obligation to make any additional capital contribution to the Partnership. The Percentage Interests of the Partners are set forth on Schedule I, as such schedule may be updated, amended, supplemented or restated from time to time.

                                   ARTICLE V

                          CAPITAL ACCOUNTS ALLOCATIONS

     Section 5.1 Capital Accounts. The Partnership shall maintain a capital account for each of the Partners in accordance with the regulations issued pursuant to Section 704 of the Code and as determined by the General Partner as consistent therewith.

     Section 5.2 Allocations. For U.S. federal income tax purposes, each item of income, gain, loss, deduction and credit of the Partnership shall be allocated among the Partners in accordance with their Percentage Interests, except that the General Partner shall have the authority to make such other allocations as are necessary and appropriate to comply with Section 704 of the Code and the regulations issued pursuant thereto.

     Section 5.3 Reserves and Distributions. From time to time, but not less often than quarterly, the General Partner shall review the Partnership's accounts and determine the amount of the Partnership's available cash and appropriate reserves (including cash reserves for future maintenance capital expenditures, working capital and other matters), and the Partnership shall make a distribution to the Partners of the available cash, subject to the reserves. The General Partner's determination of the amount of distributions and reserves shall be made on its behalf by its sole member, Teekay Offshore Partners L.P. The General Partner may make such cash


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                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP
distributions as it may determine and without being limited to current or accumulated income or gains from any Partnership funds, including, without limitation, Partnership revenues, capital contributions or borrowed funds; provided that no such distribution shall be made if, after giving effect thereto, the liabilities of the Partnership exceed the fair market value of the assets of the Partnership. In its sole discretion, the General Partner may, subject to the foregoing proviso, also distribute to the Partners other Partnership property or other securities of the Partnership or other entities. All distributions, including distributions in liquidation of the Partnership, shall be made in accordance with the Percentage Interests of the Partners.

                                   ARTICLE VI

                      MANAGEMENT AND OPERATIONS OF BUSINESS

     Section 6.1 General Partners Authority; Reimbursement. Except as otherwise expressly provided in this Agreement, all powers to control and manage the business and affairs of the Partnership shall be vested exclusively in the General Partner; and the Limited Partners shall not have any power to control or manage the Partnership. The General Partner shall be reimbursed on a basis as the General Partner may determine for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership) and
(ii) all other direct and indirect expenses allocable to the Partnership or otherwise incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership. Reimbursements pursuant to this Section 6.1 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.4. The General Partner may be removed or replaced only with the written consent of the General Partner and Limited Partners having at least 75% of the Percentage Interests.

     Section 6.2 Approval Required for Certain Action. In addition to matters set forth in Section 5.2, the General Partner shall not cause the Partnership to, and the Partnership shall not, take any of the following actions without the approval or consent of the sole member of the


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                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP

General Partner, Teekay Offshore Partners L.P. (which consent may be made categorically or by policy):

     -    effecting any merger or consolidation involving the Partnership;

     - effecting any sale or exchange of all or substantially all of Partnership's assets;

     -    dissolving or liquidating the Partnership;

     - creating or causing to exist any consensual restriction on the ability of the Partnership or its subsidiaries to make distributions, pay any indebtedness, make loans or advances or transfer assets to its Limited Partners or their subsidiaries;

     - settling or compromising any claim, dispute or litigation directly against, or otherwise relating to indemnification by the Partnership of, any of the directors or officers of the General Partner; or

     -    issuing additional interests in the Partnership.

     Section 6.3 Conflict Committee Approval of Certain Actions. Without the approval or consent of the conflicts committee of the board of directors of the general partner of the sole member of the General Partner, Teekay Offshore Partners L.P., the General Partner may not (a) amend the limited liability company agreement of the General Partner or (b) amend this Agreement.

     Section 6.4 Indemnification.

     (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be


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                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP
          involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 6.4, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful. Any indemnification pursuant to this Section 6.4 shall be made only out of the assets of the Partnership, it being agreed that the Partners shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

     (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to this Section 6.4 in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 6.4.

     (c) The indemnification provided by this Section 6.4 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (d) The Partnership may purchase and maintain (or reimburse any Partner or its Affiliates for the cost of) insurance, on behalf of any Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection


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                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP
          with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 6.4, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 6.4(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership.

     (f) In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 6.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) No amendment, modification or repeal of this Section 6.4 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the


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                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP
          provisions of this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     Section 6.5 Liability of Indemnitees.

     (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was criminal.

     (b) Any amendment, modification or repeal of this Section 6.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this
          Section 6.5 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     Section 6.6 Loans or Contributions from the Partnership. The Partnership may lend or contribute to any Affiliate or Limited Partner, and any Affiliate or Limited Partner may borrow from the Partnership, funds on terms and conditions determined by the General Partner.

                                  ARTICLE VII

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

     The Limited Partners shall have no liability under this Agreement.

                                  ARTICLE VIII

                           DISSOLUTION AND LIQUIDATION


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                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP

     The Partnership shall be dissolved, and its affairs shall be wound up, upon the expiration of its term as provided in Section 2.4.

                                   ARTICLE IX

                       AMENDMENT OF PARTNERSHIP AGREEMENT

     Subject to Section 6.3, the General Partner may amend any provision of this Agreement with the consent of the Limited Partners having at least 75% of the Percentage Interests, and may execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith.

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1 Addresses and Notices. Any notice to the Partnership shall be deemed given if received by it in writing at the principal office of the Partnership designated pursuant to Section 2.3(a). Any notice to the General Partner or a Limited Partner shall be deemed given if received by it in writing at the address designated in Schedule I, or such other place as the General Partner or Limited Partner may from time to time designate.

     Section 10.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     Section 10.3 Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     Section 10.4 Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof, or of such provision in other respects, shall not be affected thereby.

     Section 10.5 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Marshall Islands.


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                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP

     Section 10.6 No Third Party Beneficiary. This Agreement is made solely and specifically for the benefit of the Partners and their successors and assigns and no other Persons shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

                  [Remainder of Page Intentionally Left Blank]


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                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP

     WHEREFORE, this Amended and Restated Agreement of Limited Partnership has been duly executed by the General Partner and the Limited Partners as of the date first above written.

                                        GENERAL PARTNER:

                                        TEEKAY OFFSHORE OPERATING GP L.L.C.

                                        By: Teekay Offshore Partners L.P., its
                                            Sole Member
                                            By: Teekay Offshore GP L.L.C., its
                                            General Partner


                                        By:
                                            ------------------------------------
                                            Peter Evensen
                                            Chief Executive Officer and Chief
                                            Financial Officer

                                        Place of execution:
                                                            --------------------

                                        LIMITED PARTNERS:

                                        TEEKAY SHIPPING CORPORATION


                                        By:
                                            ------------------------------------
                                            Arthur Bensler
                                            Executive Vice President, General
                                            Counsel and Secretary

                                        TEEKAY OFFSHORE PARTNERS L.P.

                                        By: Teekay Offshore GP L.L.C., its
                                            General Partner

                                        By:
                                            ------------------------------------
                                            Peter Evensen
                                            Chief Executive Officer and Chief
                                            Financial Officer

                                        Place of execution:
                                                            --------------------

                                 SIGNATURE PAGE

                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP

                                   SCHEDULE I

                             As of __________, 2006

LIMITED PARTNER NAME AND ADDRESS:                 PERCENTAGE INTEREST:
---------------------------------                 --------------------
Teekay Shipping Corporation                       74.0%

Bayside House, Bayside Executive Park
West Bay Street & Blake Road, P.O. Box AP-59212
Nassau, Bahamas

Teekay Offshore Partners L.P.                     25.99%

Bayside House, Bayside Executive Park
West Bay Street & Blake Road, P.O. Box AP-59212
Nassau, Bahamas
c/o Teekay Shipping Limited

GENERAL PARTNER NAME AND ADDRESS:                 PERCENTAGE INTEREST:
---------------------------------                 --------------------
Teekay Offshore Operating GP L.L.C.               0.01%

Bayside House, Bayside Executive Park
West Bay Street & Blake Road, P.O. Box AP-59212
Nassau, Bahamas
c/o Teekay Shipping Limited


                                 SIGNATURE PAGE

                         TEEKAY OFFSHORE OPERATING L.P.
                        AGREEMENT OF LIMITED PARTNERSHIP